United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2004

Hercules Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001

(Address of principal executive offices) (Zip Code)

(302) 594-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     Hercules Incorporated reported today that on April 8, 2004, the parties to the Douglas C. Smith, et al. v. Hercules Incorporated class action litigation reached a tentative agreement providing for settlement in the amount of $5.855 million. Hercules has provided information about this class action litigation in its recent periodic reports filed with the SEC under the Securities Exchange Act of 1934. The tentative settlement is subject to Court approval and written agreement on the settlement terms. Under the settlement, individuals who previously opted-out of the litigation will have an opportunity to share in the agreed-upon settlement amount by opting in to the class for the purposes of settlement, and there is a cap on the amount payable to any individual class member. The settlement was agreed to by Hercules to avoid the risks and uncertainties of litigation, and Hercules has not made, and will not make, any admission of liability.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	HERCULES	INCORPORATED

Date: April 9, 2004	By:	/s/ Richard G. Dahlen

Richard G. Dahlen
Chief Legal Officer